Exhibit 10.9

AMENDMENT NO. 2 TO
LOAN AGREEMENT

This AMENDMENT NO. 2 TO LOAN AGREEMENT effective as of November 13, 2002 (this “Second Amendment”) upon the satisfaction of the conditions set forth herein, is hereby entered into among FOOTHILL CAPITAL CORPORATION, a California corporation (“Lender”), and American Restaurant Group, Inc., a Delaware corporation (“ARG”), ARG Enterprises, Inc., a California corporation (“Enterprises”), ARG Property Management Corporation, a California corporation (“Property Management”), and ARG Terra, Inc., a Delaware corporation (“Terra”; ARG, Enterprises, Property Management, and Terra are collectively referred to as “Borrowers” and individually as a “Borrower”).

RECITALS

WHEREAS, Borrowers and Lender executed and delivered that certain Loan Agreement dated as of  December 17, 2001, as amended by Amendment No. 1 to Loan Agreement effective as of June 28, 2002 (as further amended, modified, or supplemented from time to time, the “Loan Agreement”);

WHEREAS, Borrowers have requested an extension for the time period in which to deliver their projections under Section 6.3(c) of the Loan Agreement;

WHEREAS, Borrowers have represented to Lender that they are in compliance with all aspects of the Loan Agreement and the other Loan Documents, and have no knowledge of any Defaults or Events of Default under the Loan Agreement or other Loan Documents, other than their noncompliance with and the Event of Default under Section 7.20(a)(i) (Minimum EBITDA) of the Loan Agreement with respect to the period ended September 30, 2002 (the “Existing Default”) for which Lender is entitled to exercise all of its rights and remedies under the Loan Documents; and

WHEREAS, Borrowers have requested that Lender amend the existing Loan Agreement and waive the Existing Default and Lender has agreed to make such amendments and waive the Existing Default, subject to the terms and conditions of this Second Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrowers and Lender do hereby agree as follows:

SECTION 1.         RELATION TO THE LOAN AGREEMENT; DEFINITIONS.

1.1  Relation to Loan Agreement.  This Second Amendment constitutes an integral part of the Loan Agreement and shall be deemed to be a Loan Document for all purposes.  Upon the effectiveness of this Second Amendment, on and after the date hereof each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

1.2  Capitalized Terms.  For all purposes of this Second Amendment, capitalized terms used herein without definition shall have the meanings specified in the Loan Agreement.

SECTION 2.         AMENDMENT TO LOAN AGREEMENT.

2.1  Amendment to Time Period for Delivery of Projections.  Section 6.3(c) of the Loan Agreement is hereby amended by deleting the phrase “within 30 days prior to the start of each of Borrowers’ fiscal years” and inserting in lieu thereof the phrase “prior to January 15th of each of Borrowers’ fiscal years”.

2.2  No Other Amendments.  Except as specifically amended herein, the Loan Agreement and all other Loan Documents remain in full force and effect, and are hereby ratified and confirmed.

SECTION 3.         WAIVER OF EXISTING DEFAULT; RESERVATION OF OTHER RIGHTS.

3.1  Acknowledgement of Existing Default.  Borrowers acknowledge that the Existing Default exists and the occurrence of the Existing Default entitles Lender to exercise its rights and remedies under the Loan Documents.  Except for the Existing Default, Borrowers represent and warrant that as of the date hereof no other Default or Event of Default exists or has occurred under the Loan Documents.

3.2  Waiver of Existing Default; Reservation of Other Rights.  Based on the foregoing, and in reliance thereon, Lender hereby waives the Existing Default.  Except as provided herein, Lender reserves all of its rights and remedies under the Loan Documents.

SECTION 4.         REPRESENTATIONS AND WARRANTIES OF BORROWERS.

4.1  Corporate Organization and Authority.

(a)   Each Borrower is a corporation duly organized and existing and in good standing under the laws of its jurisdiction of formation and is duly qualified to do business and in good standing in every jurisdiction in which the nature of the business done or the property owned by it would make such qualification necessary.

(b)   Each Borrower has all requisite power and authority to own and operate its properties, and to conduct its business as currently conducted and as currently proposed to be conducted.  Each Borrower has all requisite power and authority necessary to enter into this Second Amendment and to perform its obligations under this Second Amendment.

4.2  Corporate Proceedings; Validity of Amendment.  Each Borrower has taken all corporate action necessary to be taken by it to authorize the execution and delivery of this Second Amendment.   This Second Amendment has been duly executed and delivered by each Borrower, and constitutes the legal, valid, and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms.

4.3  No Default or Event of Default.  No event has occurred and no condition exists which constitutes a (i) Default or an Event of Default under the Loan Agreement or the other Loan Documents, other than the Existing Default, or (ii) default or event of default, or could constitute a default or event of default with the giving of notice or passage of time or both, under the Indenture, and Eligible Credit Facility, or any other material agreement to which any Borrower is a party.

4.4  No Violations, Consents or Approvals.  The execution, delivery, and performance by each Borrower of this Second Amendment do not and will not (i) violate any provision of Federal, state, or local law or regulation applicable to such Borrower, the Governing Documents of such Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on such Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Borrower, or (iii) require any approval of such Borrower’s stockholders or any approval or consent of any Person under any material contractual obligation of such Borrower.

4.5  Ratification and Confirmation of Loan Documents.  The Loan Agreement and all other Loan Documents and all representations, warranties, terms, and conditions therein remain in full force and effect, and each Borrower hereby confirms and ratifies each of the provisions of the Loan Agreement and the other Loan Documents, including, without limitation, the representations and warranties contained therein which Borrowers confirm are true and correct in all material respects on the date hereof.

SECTION 5.         MISCELLANEOUS.

5.1  Conditions to Effectiveness.  This Second Amendment shall not become effective until Lender has received each of the following:

(a)   duly executed and delivered counterparts of this Second Amendment by Lender and Borrowers;

(b)   evidence that the execution, delivery, and performance of this Second Amendment have been duly authorized by all necessary corporate action on the part of Borrowers;

(c)   consents, if any, required by the Indenture, any Eligible Credit Facility, or any other agreement to which any Borrower is a party; and

(d)   Borrowers shall have paid Lender a waiver and amendment fee in the aggregate amount of $225,000, which fee shall be nonrefundable and shall be deemed fully earned on the date paid.

5.2  Successors and Assigns.  This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3  Counterparts.  This Second Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same instrument.

5.4  GOVERNING LAW. THE VALIDITY OF THIS SECOND AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA

5.5  Expenses.  Borrowers agree to pay the expenses of Lender in connection with the transactions contemplated by this Second Amendment (including, without limitation, the fees and expenses of counsel for the Lender).

5.6  Release.

(a)   Each Borrower, its respective successors-in-title, legal representatives, and assignees and, to the extent the same is claimed by right of, through or under any Borrower, for its respective past, present, and future employees, agents, representatives, officers, directors, shareholders, and trustees, do hereby forever remise, release, and discharge Lender, and Lender’s respective successors-in-title, legal representatives, and assignees, past, present, and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys, and other professionals and all other persons and entities to whom Lender would be liable if such persons or entities were found to be liable to Borrowers, or any of them (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery, or relief on account of any loss, liability, obligation, demand, or cause of action of whatever nature relating to, arising out of, or in connection with the Loan Agreement or any other Loan Document, including, but not limited to, acts, omissions to act, actions, negotiations, discussions, and events resulting in the finalization and execution of this Second Amendment, as, among, and between the Borrowers and the Lender Parties, such claims whether now accrued and whether now known or hereafter discovered, from the beginning of time through the date hereof, and specifically including, without any limitation, any claims of liability asserted or which could have been asserted with respect to, arising out of, or in any manner whatsoever connected directly or indirectly with any “lender liability-type” claim.

(b)   As to each and every claim released hereunder, Borrowers represent that they have received the advice of legal counsel with regard to the releases contained herein, and having been so advised, each of them specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provide:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

5.7  Ratification.  Except as expressly amended, any conditions of the Loan Documents shall remain unamended and unwaived.  The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not (i) be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of any other document or of any transaction or further action on the part of the Borrowers that would require the consent of Lender under the Loan Agreement or (ii) create a course of conduct or dealing among the parties hereto.

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IN WITNESS WHEREOF, each of the parties hereto have caused this Second Amendment to be executed and delivered by a duly authorized representative.

AMERICAN RESTAURANT GROUP, INC.
a Delaware corporation

By:
Title:	Vice President

ARG ENTERPRISES, INC.
a California corporation

By:
Title:	Vice President

ARG PROPERTY MANAGEMENT CORPORATION,
a California corporation

By:
Title:	Vice President

ARG TERRA, INC.
a Delaware corporation

By:
Title:	Vice President

FOOTHILL CAPITAL CORPORATION,
a California corporation

By:
Title: